UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2011

Papa John’s International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Papa John’s International, Inc. (the “Company”) announced that David Flanery is retiring as Senior Vice President, Chief Financial Officer and Treasurer, effective February 28, 2011.  The Company also announced the promotion of Lance Tucker to Senior Vice President, Chief Financial Officer and Treasurer, also effective February 28, 2011.  Mr. Flanery will remain employed with the Company through May 2011 to assist with the transition of his duties and responsibilities.

Mr. Tucker, 42, has served as the Company’s Chief of Staff and Senior Vice President, Strategic Planning since June 2010, after serving as Chief of Staff and Vice President, Strategic Planning since June 2009. Mr. Tucker was previously employed by the Company from 1994 to 1999 working in its finance department. From 2003 to 2009, Mr. Tucker served as chief financial officer of Evergreen Real Estate, a company owned by the Company’s Founder, Chairman and co-Chief Executive Officer John Schnatter. Mr. Tucker is a licensed Certified Public Accountant.  Mr. Tucker will report to the Company’s co-Chief Executive Officers.

The Compensation Committee of the Board of Directors has approved an annualized base salary for Mr. Tucker of $330,000.  He will also participate in the Company’s short-term and long-term incentive compensation programs offered to the Company’s senior executive officers.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on February 28, 2011. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Papa John’s International, Inc., dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date:	February 28, 2011	By:	/s/ Christopher J. Sternberg
		Name:	Christopher J. Sternberg
Senior Vice President, Corporate
Communications and General Counsel